The Otto Law Group, PLLC, a professional limited liability company

September 10, 2008

SARS Corporation

      Re:      Registration of Common Stock of SARS Corporation, a Nevada corporation ("SARS").

Ladies and Gentlemen:

      For purposes of the registration on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), of 5,000,000 shares of common stock of SARS in connection with the board resolution of the board of directors of SARS,  the "Resolution"), we have examined such  document and have reviewed such  questions of law as we have considered necessary and  appropriate for the purposes of this opinion and, based thereon, we advise you that,  in our opinion,  when such shares have been issued and sold in accordance with the registration statement referenced  herein,  such shares will be validly issued, fully paid and nonassessable shares of SARS common stock.

      We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

                                        Very truly yours,

                                        THE OTTO LAW GROUP, PLLC

                                        /s/ Eric J. Camm, Esq.